EXHIBIT 23.2

                   ROSENBERG RICH BAKER BERMAN & COMPANY, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                        1380 FOOTHILL ROAD, PO BOX 6483
                         BRIDGEWATER, NEW JERSEY 08807

                        CONSENT OF INDEPENDENT AUDITOR


As independent certified public accountants for the year ended December 31, 2002, we have issued our report dated April 23, 2003 included in Military Resale Group, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the inclusion of said report in Registration Statement No. 333-75630 of Military Resale Group, Inc. on Form SB-2 and in Registration Statement Nos. 333-81258, 333-102353, 333-105836, 333-108627, 333-108628,
333-110233 of Military Resale Group, Inc. on Form S-8.




                                    /s/ Rosenberg Rich Baker Berman & Co.
                                    -------------------------------------


Bridgewater, New Jersey
July 9, 2004